Exhibit 15.1

October 28, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated May 7, 2020, July 28, 2020, and October 27, 2020 on our reviews of interim financial information of Raytheon Technologies Corporation, which are included in the Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 are incorporated by reference in this Registration Statement on Form S-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP